UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2020
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35628 (Commission File Number)	20-0484934 (I.R.S. Employer Identification No.)
    333 North Canyons Parkway
    Livermore, California    94551
    (Address of principal executive offices)    (Zip Code)

(925) 960-4800
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.0001 per share	PFMT	The Nasdaq Stock Market LLC

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.

(a)    By letter dated December 23, 2020, Performant Financial Corporation (the “Company”) received notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) that based upon the closing bid price of the Company’s shares of common stock for the last 30 consecutive business days, the Company no longer meets the requirement set forth in Nasdaq Rule 5450(a)(1), which requires listed securities to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Rule”). In accordance with Nasdaq Rule 5810(c)(3)(A), the Company has been provided with a period of 180 calendar days, or until June 21, 2021, to regain compliance with the Minimum Bid Price Rule. The Company may regain compliance with the Minimum Bid Price Rule if the bid price of its common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days at any time prior to June 21, 2021. The Company is considering available options to regain compliance with Nasdaq’s Minimum Bid Price Rule.

On December 30, 2020, the Company issued a press release announcing the receipt of the notice from Nasdaq. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

99.1 Press release issued by Performant Financial Corporation, dated December 30, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 30, 2020
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Lisa Im
    Lisa Im
    Chief Executive Officer